Exhibit 5



August  31, 1994


Board of Directors
Central Fidelity Banks, Inc.
1021 East Cary Street
Richmond, VA 23219

Gentlemen:

     This is in reference to the Registration Statement on Form S-3 (the "Registration Statement") which is about to be filed by Central Fidelity Banks, Inc. (the "Company") with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the "Act"), of (U.S.) $500,000,000 in aggregate amount of securities of the Company, such securities to consist of (i) shares of Common Stock, $5.00 par value, including associated rights to purchase Series A Junior Participating Preferred Stock (together, the "Common Stock"), (ii) shares of Preferred Stock, $100.00 par value, and 1983 Preferred Stock, $25.00 par value (collectively, the "Preferred Stock"), and (iii) one or more series of senior or subordinated debt securities (the "Debt Securities") as may be authorized by the Company (such Common Stock, Preferred Stock and Debt Securities being hereinafter referred to as the "Securities"). The Registration Statement also registers an indeterminate number of shares of Common Stock as may be issuable upon conversion of convertible Debt Securities or of convertible Preferred Stock registered thereby.

     The Securities are to be offered and sold by the Company from time to time pursuant to one or more Underwriting Agreements to be filed with such
Registration Statement.   The Debt Securities will be, when issued, subject
to the provisions of either (i) an Indenture for Senior Debt Securities, between the Company and a trustee eligible to act under the Trust Indenture Act of 1939, the form of which is filed as an exhibit to the Registration Statement (the "Senior Debt Indenture"), or (ii) the Indenture Regarding Subordinated Securities, dated November 25, 1992, between the Company and Chemical Bank, as Trustee (the "Subordinated Debt Indenture"), incorporated by reference as an exhibit to the Registration Statement.

     We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

     Upon the basis of such examination, it is our opinion that:

     1. When (i) the Registration Statement has become effective under the Act and under all state securities laws where registration or qualification is required, (ii) the applicable Underwriting Agreement and any related Pricing Agreement have been duly authorized, executed and delivered by the Company, (iii) in the case of Preferred Stock, the designation of one or more series of Preferred Stock and the establishment of the relative rights, preferences, limitations and qualifications of such series has been duly authorized by the Company, (iv) in the case of Common Stock and Preferred Stock, the issuance and sale of shares and the terms of the offering have been duly authorized by the Company, (v) the issuance and sale of shares of Common Stock or Preferred Stock are in conformity with the Registration Statement and any Prospectus or Prospectus Supplement that may be filed or in effect from time to time, the Virginia Stock Corporation Act as then in effect (the "Virginia Act"), and the Company's Restated Articles of Incorporation, as amended, and do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company, and (vi) the form of certificates representing shares of Common Stock or Preferred Stock complies in all respects with the requirements of the Virginia Act, the Common Stock and Preferred Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

     2. When (i) the Registration Statement has become effective under the Act and under all state securities laws where registration or qualification is required, (ii) the Senior Debt Indenture, the Subordinated Debt Indenture and the Underwriting Agreement and any related Pricing Agreement applicable to the Debt Securities have been duly authorized, executed and delivered by the Company, (iii) the terms of any series of the Debt Securities and of their offering, issuance and sale have been duly authorized by the Company,
(iv) the issuance and sale of the Debt Securities are in conformity with the Registration Statement and any Prospectus or Prospectus Supplement that may be filed or in effect from time to time and the applicable Indenture, and do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company, (v) in the case of the Senior Indenture, a trustee eligible to act under the Trust Indenture Act of 1939 has been appointed to serve thereunder and a Statement of Eligibility and Qualification on Form T-1 with respect to such trustee has been filed with the Commission as required, and (vi) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture, the Debt Securities, when issued against payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; by general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies; and by procedural requirements of law applicable to the exercise of creditors' rights generally.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under an appropriate caption relating to the validity of the Securities in any Prospectus Supplement forming a part of the Registration Statement.

                         Very truly yours,

                         WILLIAMS, MULLEN, CHRISTIAN & DOBBINS